                                                                     EXHIBIT 4.2

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             THE RYLAND GROUP, INC.

                           9.75% SENIOR NOTES DUE 2010

CUSIP NO. 783764AF0

NO. R-1                                                            $150,000,000

        THE RYLAND GROUP, INC., a Maryland corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Fifty Million Dollars on September 1, 2010, at the office or agency of the Company referred to below, and to pay interest thereon on March 1, 2001 and semi-annually thereafter on March 1 and September 1 in each year, accruing from August 24, 2000, at the rate of 9.75% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of, and interest on, this Security will be made at the office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  August 24, 2000                     THE RYLAND GROUP, INC.


                                            By:  /s/ GORDON A. MILNE
                                               --------------------------------
                                                Gordon A. Milne
                                                Senior Vice President and Chief
                                                Financial Officer

Attest:


/s/ TIMOTHY J. GECKLE
------------------------
Timothy J. Geckle
Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                       ----------------------------------
     The Chase Manhattan Bank (formerly known as Chemical Bank), As Trustee

               By:     /s/ P. KELLY
                       ----------------------------------
                               Authorized Officer

                               REVERSE OF SECURITY

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 28, 1996 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of this Security include the covenants and terms established by resolutions adopted by the Finance Committee of the Board of Directors of the Company pursuant to the authority granted under the Indenture. This Security is one of the series designated on the face hereof, in an aggregate principal amount of $150,000,000.

        The Securities of this series are subject to redemption upon not less than 30 days' nor more than 60 days' notice by mail, at any time on or after September 1, 2005, in whole or in part, at the election of the Company, at the following redemption prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to the date fixed for redemption. If redeemed, the redemption price, expressed as a percentage of the principal amount, shall be as follows for the periods shown below:


                                                                                    Redemption
        Year                                                                          Price
        ----                                                                    ------------------
        September 1, 2005 through August 14, 2006.....................................104.875%
                                                                                      -------
        September 1, 2006 through August 14, 2007.....................................103.250%
                                                                                      -------
        September 1, 2007 through August 14, 2008.....................................101.625%
                                                                                      -------
        September 1, 2008 and thereafter..............................................100.000%
                                                                                      -------

        If less than all of the Securities are to be redeemed, the Trustee will select the Securities to be redeemed on a pro rata basis. In any case where Securities of such series are registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Security of such series. If the Securities of any series to be redeemed consist of Securities having different Stated Maturities or different rates of interest (or methods of computing interest), then the Company may, by written notice to the Trustee, direct that the Securities of such series to be redeemed shall be selected from among groups of such Securities having specified Stated Maturities or rates of interest (or methods or computing interest) and the Trustee shall thereafter select the particular Securities to be redeemed in the manner set forth above from among the groups of such Securities so specified.

        In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

        The Company may not consolidate with or merge into, or transfer or lease all or substantially all of its assets as an entirety to another person unless the person is a corporation, such corporation assumes by a supplemental indenture all the obligations of the Company under the Securities and the Indenture and after giving effect to the transaction no Event of Default (as defined in the Indenture) shall exist.

        The following constitute Events of Default: default for 30 days in payment of any interest on any Security when due; default in payment of principal of (or premium, if any, on) any Security when due; default in performance of any other covenant in the Indenture with respect to the Securities or in the Securities which continues for 60 days after written notice to the Company by the Trustee or by the Holders of at least 25% in principal amount of the Securities; the occurrence of any event that results in the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries that has an outstanding principal amount of $10,000,000 or more in the aggregate; a default in the payment of any principal or interest in respect of any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Non-Recourse Indebtedness) that has an outstanding principal amount of $10,000,000 or more and the continuation of such default for ten business days from the date such principal or interest payment became due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness) and certain events of bankruptcy, insolvency or reorganization. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of all of the Securities to be due and payable immediately. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power conferred upon the Trustee with respect to the Securities. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. Without the consent of any Holder of Securities, the Indenture or the Securities may be amended to cure any ambiguity, omission, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder of Securities in any material respect. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rates, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency appointed by the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse shall be had for the payment of the principal of (and premium, if any) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereof, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        The Chase Manhattan Bank (formerly known as Chemical Bank), the Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

        The Company will furnish to any Holder of Securities upon written request and without charge a copy of the Indenture. Requests may be made to: The Ryland Group, Inc., 24025 Park Sorrento, Suite 400, Calabasas, California 91302,
Attention: Treasurer.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.